December 22, 2004

                      NORTHERN STATES FINANCIAL CORPORATION
                   APPOINTS TEDD BERTRAND AND ALLAN J. JACOBS
                              TO BOARD OF DIRECTORS


         WAUKEGAN, IL, December 22, 2004 - The Board of Directors of Northern States Financial Corporation (Nasdaq: NSFC), holding company for the Bank of Waukegan and First State Bank of Round Lake, today announced that Tedd Bertrand, GRI and Allan J. Jacobs, CPA have been appointed as directors of the Company to serve until the next annual meeting of stockholders. The addition of Mr. Bertrand and Mr. Jacobs to the Board of Directors of the Company increases the number of directors to eleven members. Director Mr. Henry G. Tewes passed away on November 21, 2004.

         Tedd Bertrand, a lifelong resident of Lake County, Illinois, has been in real estate sales for RE/MAX Showcase, Gurnee, Illinois, for over 10 years. Achieving his Graduate of Real Estate Institute designation in 1994 and granted his real estate brokers license in 1996, Mr. Bertrand specializes in the sales, leasing and management of foreclosed properties of financial institutions. Mr. Bertrand has an approximate 7.9 percent ownership interest in the Company and served as a director of First Federal Bank, fsb, a subsidiary of Northern States Financial Corporation, until 1998 when First Federal Bank, fsb merged into the Bank of Waukegan. Mr. Bertrand serves as Vice President of Affiliated REO Realtors of Northern Illinois and is affiliated with the National Association of Realtors, Illinois Association of Realtors and the Lake County Association of Realtors.

         Allan J. Jacobs has more than 40 years of experience in the field of public accounting and is currently Of Counsel for Evoy, Kamschulte, Jacobs & Co. LLP, Certified Public Accountants, Waukegan, Illinois, where he had served as Senior Partner from 1963 until 2000. A graduate of the University of Illinois, Mr. Jacobs was designated a Certified Public Accountant in the State of Illinois in 1957. Mr. Jacobs served from 1991 to 1993 as the Chairman of the Ethics Committee of the Illinois CPA Society and is a Charter Member of the Board of Advisors, Southern Illinois University, School of Accountancy. Mr. Jacobs also serves as a director of Covenant of South Hills, Inc., Mount Lebanon, Pennsylvania, a continuing care retirement community, and Aldon Company, Inc., Waukegan, Illinois, a provider of railroad supply and safety products for over 100 years. Living in Lake County, Illinois for most of his life, Mr. Jacobs has been involved in B'nai B'rith International as a past Senior Vice President and

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                                                     NSFC Press Release
                                                              December 22, 2004


Treasurer and currently serves as Chairman of both the B'nai B'rith Retirement Plan and the B'nai B'rith International Audit Committee.

          "The passing of Mr. Tewes, a director of the Company for over 25 years, is a great loss to Northern States Financial Corporation," said Fred Abdula, Chairman of the Board and CEO of Northern States Financial Corporation. "But Mr. Bertrand and Mr. Jacobs are local business leaders who are active in the community and are welcome additions to the Board of Directors. Mr. Bertrand's knowledge of the local real estate market will be a valuable asset to the Company. With expertise in the accounting profession, Mr. Jacobs' insight and leadership will prove invaluable to our Board of Directors."

         Northern States Financial Corporation is the holding company for the Bank of Waukegan, a full-service commercial bank founded in 1962 with six branches in Lake County, Illinois, and for the First State Bank of Round Lake, founded in 1949 with an additional two branches in Lake County, Illinois. Both banks serve the populations of northeastern Illinois and southeastern Wisconsin.

FOR ADDITIONAL INFORMATION, CONTACT:
         FRED ABDULA, CHAIRMAN OF THE BOARD, (847) 244-6000 EXT. 238

Websites: www.bankofwaukegan.com
          www.nsfc.net

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